GMAC MORTGAGE CORPORATION,

as Subservicer,

LEHMAN BROTHERS HOLDINGS INC.,

as Seller,

AURORA LOAN SERVICES LLC,

as Servicer

and

AURORA LOAN SERVICES LLC,

as Master Servicer

_____________________________

Lehman XS Trust
Mortgage Pass-Through Certificates, Series 2006-GP2

SECURITIZATION SUBSERVICING AGREEMENT

Dated as of May 1, 2006

_____________________________

TABLE OF CONTENTS

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EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT C	ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT D-1	FORM OF MONTHLY REMITTANCE ADVICE
EXHIBIT D-2	STANDARD MONTHLY DEFAULTED LOAN REPORT
EXHIBIT D-3	FORM OF LOAN LOSS REPORT
EXHIBIT E	FORM OF CERTIFICATION TO BE PROVIDED TO THE DEPOSITOR, THE TRUSTEE AND THE MASTER SERVICER BY THE SERVICER
EXHIBIT F	LXS 2006-GP2 TRUST AGREEMENT
EXHIBIT G	FANNIE MAE GUIDE NO. 95-19
EXHIBIT H	SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE
EXHIBIT I	TRANSACTION PARTIES
EXHIBIT J	FORM OF ANNUAL OFFICER’S CERTIFICATE

-iv-

This SECURITIZATION SUBSERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of May, 2006, by and among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Seller”), GMAC MORTGAGE CORPORATION, as subservicer (“Subservicer”), AURORA LOAN SERVICES LLC, as servicer (the “Servicer”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”) and acknowledged by U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Trust Agreement (as defined herein), recites and provides as follows:

WITNESSETH:

WHEREAS, the Seller acquired certain conventional, residential, first lien mortgage loans (the “LBH Mortgage Loans”) from GreenPoint Mortgage Funding, Inc. (“GreenPoint”), which Mortgage Loans were either originated or acquired by GreenPoint, pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 10, 2006 (the “LBH Purchase Agreement”), by and between the Seller and GreenPoint.

WHEREAS, Lehman Brothers Bank, FSB (the “Bank”) acquired certain conventional, residential, first lien mortgage loans (the “Bank Mortgage Loans” and together with the LBH Mortgage Loans, the “Mortgage Loans” and identified on Exhibit A hereto) from GreenPoint, which Mortgage Loans were either originated or acquired by GreenPoint, pursuant to the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of December 12, 2001 and amended as of March 14, 2003, November 23, 2005 and May 28, 2006 (the “Bank Purchase Agreement”), by and between the Bank and GreenPoint.

WHEREAS, pursuant to an Assignment and Assumption Agreement, dated March 1, 2006 (the “Assignment and Assumption Agreement”), the Seller acquired from the Bank all of the Bank’s right, title and interest in and to the Bank Mortgage Loans and assumed for the benefit of GreenPoint and the Bank the rights and obligations of the Bank as owner of such Mortgage Loans pursuant to the Bank Purchase Agreement.

WHEREAS, the Mortgage Loans are currently serviced pursuant to (i) the Flow Interim Servicing Agreement, dated as of December 12, 2001 and amended as of March 14, 2003, November 23, 2005 and May 28, 2006 as reconstituted by the Reconstituted Servicing Agreement, dated as of May 1, 2006, by and between the Seller and GreenPoint or (ii) the Flow Interim Servicing Agreement, dated as of April 10, 2006 as reconstituted by the Reconstituted Servicing Agreement, dated as of May 1, 2006, by and between the Seller and GreenPoint.

WHEREAS, the Seller has conveyed the Mortgage Loans to Structured Asset Securities Corporation, a Delaware special purpose corporation (“SASCO”), which in turn has conveyed the Mortgage Loans to U.S. Bank National Association, as trustee (the “Trustee”), pursuant to a trust agreement dated as of May 1, 2006 (the “Trust Agreement”), among the Trustee, the Master Servicer and SASCO.

WHEREAS, the Mortgage Loans shall be transferred to the Servicer as of the Servicing Transfer Date for servicing under that certain Securitization Servicing Agreement, dated as of even date herewith, among the Servicer, the Master Servicer and the Seller (the “Aurora Servicing Agreement”);

WHEREAS, the Servicer, the Seller and the Subservicer are parties to that certain Flow Subservicing Agreement, dated as of May 1, 2006 (the “GMAC Flow Subservicing Agreement”) pursuant to which the Subservicer subservices certain mortgage loans for the Servicer, including mortgage loans which become subject to a Reconstitution (as defined therein);

WHEREAS, pursuant to the Aurora Servicing Agreement, the Servicer may engage a subservicer for the servicing of the Mortgage Loans and the Servicer desires to engage the Subservicer as a subservicer for the servicing of the Mortgage Loans;

WHEREAS, on and after the Servicing Transfer Date the Servicer desires that the Subservicer service the Mortgage Loans pursuant to this Agreement, and the Subservicer has agreed to do so, subject to the rights of the Servicer, the Seller and the Master Servicer to terminate the rights and obligations of the Subservicer hereunder at any time and to the other conditions set forth herein;

WHEREAS, from time to time certain of the Mortgage Loans serviced under the Agreement may be transferred to another servicer for servicing under such other servicer’s servicing agreement at which date Exhibit A hereto will be amended to exclude such Mortgage Loans from servicing under this Agreement;

WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Subservicer under this Agreement upon the occurrence and continuance of an Event of Default as provided herein;

WHEREAS, multiple classes of certificates (the “Certificates”), including the Class P and the Class X Certificates, will be issued on the Closing Date pursuant to the Trust Agreement and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class P and Class X Certificates;

WHEREAS, subsequent to the Closing Date, Lehman Brothers Inc. may convey all of its rights, title and interest in and to the Class P and the Class X Certificates and all payments and all other proceeds received thereunder to an owner trust or other special purpose entity in which it will hold the sole equity interest, which owner trust or special purpose entity will issue net interest margin securities (“NIM Securities”) through an indenture trust, such NIM Securities secured, in part, by the payments on such Certificates (the “NIMS Transaction”);

WHEREAS, one or more insurers (collectively, the “NIMS Insurer”) may each issue one or more insurance policies guaranteeing certain payments under the NIM Securities to be issued pursuant to the indenture in the NIMS Transaction;

WHEREAS, in the event there may be two or more individual insurers it is intended that the rights extended to the NIMS Insurer pursuant to this Agreement be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction through a NIMS Insurance Agreement by and among such insurers and the parties hereto;

WHEREAS, the Seller and the Subservicer acknowledge and agree that the Seller will assign all of its rights and delegate all of its obligations hereunder (excluding (i) the Seller’s rights and obligations as owner of the servicing rights relating to the Mortgage Loans, (ii) its rights to terminate the rights and obligations of the Subservicer under Section 8.02(iii) hereunder and (iii) its obligations pursuant to Section 9.02, all of which rights and obligations will remain with the Seller or be assigned or delegated to the Servicer or the Master Servicer) to the Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller, the Servicer, the Master Servicer and the Subservicer hereby agree as follows:

ARTICLE I.

DEFINITIONS

The following terms are defined as follows:

Accepted Servicing Practices: With respect to any Mortgage Loan or REO Property, those mortgage servicing practices of mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, exercising the same care in performing those practices that the Subservicer customarily employs and exercises in servicing and administering mortgage loans for its own account (including, compliance with all applicable federal, state and local laws).

Agreement: This Securitization Subservicing Agreement and all amendments hereof and supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans including but not limited to, (i) fifty percent (50%) of any late charges and (ii) fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges; provided, that, all Prepayment Charges attributable to the Mortgage Loans, fifty percent (50%) of any late charges and all interest received on funds deposited in the Custodial Account or any Escrow Account shall be specifically excluded from the definition of Ancillary Income and shall be the property of the Seller or its designee. The Subservicer shall retain all Ancillary Income to the extent not required to be deposited into the Custodial Account.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Trustee or its designee to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Iowa, Connecticut, Colorado, Maryland, Massachusetts, Minnesota and Pennsylvania are authorized or obligated by law or executive order to be closed.

Certificateholder: The meaning set forth in the Trust Agreement.

Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

Charged-off Loan: As of any date of determination, any Mortgage Loan other than a Covered Mortgage Loan that was Delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated.

Closing Date: May 31, 2006.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

Covered Mortgage Loan: Any Mortgage Loan that is covered by a PMI Policy.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

Custodial Agreement: The custodial agreement relating to the custody of certain of the Mortgage Loans, between the Custodian and the Trustee, dated as of May 1, 2006.

Custodian: U.S. Bank National Association and its successors and assigns.

Cut-off Date: May 1, 2006.

Deboarding Fee: The amount that the Seller shall be required to pay to the Subservicer as a result of the Seller, the Servicer or the Master Servicer exercising its right to terminate this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02(iii) hereof, which amount is set forth in the GMAC Flow Subservicing Agreement.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, or any successor in interest.

Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Subservicer or Trustee has accepted a deed in lieu of foreclosure.

Distribution Date: Commencing in June 2006, the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

Due Date: The day of the calendar month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. Pursuant to Section 4.04, with respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

Due Period: With respect to each Remittance Date, the calendar month immediately preceding the month of the Remittance Date.

Eligible Deposit Account: An account that is maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution.

Eligible Institution: Any of the following:

(i)           an institution whose (A) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P, if the amounts on deposit are to be held in the account for no more than 365 days, or (B) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P, if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (i), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Subservicer is acceptable at the A-2 rating level if the Subservicer is a bank, thrift, or depository and provided the Subservicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(ii)           the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than one day prior to the Remittance Date in each month:

(i)           direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)           federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories, the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of such investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)           repurchase agreements collateralized by Direct Obligations or securities guaranteed by Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)           securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the outstanding principal balance of the Mortgage Loans at any Determination Date and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v)           commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)           a Qualified GIC (as defined in the Trust Agreement);

(vii)           certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)           any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that is acceptable to the NIMS Insurer and would not adversely affect the then current rating by any Rating Agency then rating the Certificates or the NIM Securities. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate of any such entity serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate of any such entity charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Environmental Problem Property: A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Subservicer in accordance with Section 3.13.

Escrow Account: The separate account or accounts operated and maintained pursuant to Section 3.05.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any event set forth in Section 8.01.

Fannie Mae: The Federal National Mortgage Association or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Subservicer in accordance with Section 3.13.

Fitch: Fitch Ratings or any successor in interest.

Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

Holder: The meaning set forth in the Trust Agreement.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including the proceeds of any hazard or flood insurance policy, LPMI Policy or PMI Policy.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

LPMI Loan: A Mortgage Loan covered by a LPMI Policy as set forth in the Mortgage Loan Schedule or otherwise identified to the Subservicer in writing.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Subservicer, the Servicer, the Master Servicer or the Trustee from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule. An LPMI Policy shall also include any policy of primary mortgage guaranty insurance issued by a Qualified Insurer that is purchased by the Seller with respect to some or all of the Mortgage Loans.

Master Servicer: Aurora Loan Services LLC or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

Monthly Advance: The portion of a Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the related Determination Date.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc. or any successor in interest.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy to be maintained by the Subservicer in accordance with Section 3.12.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note, after giving effect to any applicable Relief Act Reduction.

Mortgage Loan: An individual mortgage loan that is the subject of this Agreement and identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. Any Released Mortgage Loan will not be considered a Mortgage Loan subject to this Agreement.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Servicer, which shall be equal to the Mortgage Interest Rate minus the LPMI Fee, if any.

Mortgage Loan Schedule: A schedule of the Mortgage Loans attached hereto as Exhibit A setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Subservicer, the Servicer and the Master Servicer, including but not limited to (i) a data field indicating whether such Mortgage Loan is insured under a PMI Policy or LPMI Policy and identifying the related Qualified Insurer, (ii) a Prepayment Charge Schedule and (iii) a data field indicating the Servicing Fee, which Mortgage Loan Schedule may be amended from time to time to (a) include additional mortgage loans which are transferred to be serviced by the Subservicer by a Prior Subservicer in a Servicing Transfer or (b) exclude Mortgage Loans transferred to be serviced by another servicer.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

NIM Securities: As defined in the thirteenth Recital to this Agreement.

NIMS Insurer: As defined in the fourteenth Recital to this Agreement.

NIMS Transaction: As defined in the thirteenth Recital to this Agreement.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Subservicer, and delivered to the Seller, the Servicer, the Master Servicer, Trustee and/or the NIMS Insurer as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Subservicer, reasonably acceptable to the Seller, the Trustee, the Servicer, the Master Servicer and/or the NIMS Insurer, but which must be an independent outside counsel with respect to any such opinion of counsel concerning all federal income tax matters.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, including any bulk policy acquired in respect of the Mortgage Loans, as required by this Agreement with respect to certain Mortgage Loans.

Prepayment Charge: With respect to any Mortgage Loan and Remittance Date, the charges or premiums, as specified in the Prepayment Charge Schedule, if any, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Principal Prepayment Period in accordance with the terms thereof.

Prepayment Charge Schedule: A data field in the Mortgage Loan Schedule attached hereto as Exhibit A which sets forth the amount or method of calculation of the Prepayment Charge and the term during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

Principal Prepayment: Any voluntary payment of principal on a Mortgage Loan, including any payment or other recovery of principal in connection with repurchase of a Mortgage Loan by the Seller, the Subservicer, the NIMS Insurer, or any other Person, which is received in advance of its scheduled Due Date, including any Prepayment Charge or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to any Remittance Date and any full or partial Principal Prepayment, the calendar month immediately preceding the month of such Remittance Date.

Prior Subservicer: Any prior servicer (other than the Subservicer) of any or all of the Mortgage Loans.

Purchase Price: With respect to any Distressed Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to Section 6.05, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable mortgage interest rate in effect from time to time to the due date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer and (iii) any unreimbursed Servicing Advances allocable to such Distressed Mortgage Loan or REO Property.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae and Freddie Mac.

Rating Agency: Each of Moody’s and S&P and any successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable person, agreed upon and designated by the Seller, notice of which designation shall be given to the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Subservicer.

Regulation AB: Subpart 229.1100 Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Released Mortgage Loan: As of any Transfer Date, any Mortgage Loan other than a Covered Mortgage Loan that was Delinquent in payment for a period of 210 days or more as of the last calendar day of the month immediately preceding the month in which such Transfer Date occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated.

Released Mortgage Transferee: Initially, Aurora Loan Services LLC, and its successors and assigns.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has be a reduction in the amount of interest collectible thereon as a result of the application of the Servicemembers Civil Relief Act, as amended, or similar state or local law, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

Remittance Date: With respect to each Mortgage Loan, the 10th day (or if such 10th day is not a Business Day, the first Business Day immediately preceding) of any month.

REO Disposition: The final sale or other disposition by the Subservicer of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.17.

REO Property: A Mortgaged Property acquired by the Subservicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, as described in Section 3.17.

Residual Certificate: Any Class LT-R or Class R Certificate.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor in interest.

Seller: Lehman Brothers Holdings Inc. or its successor in interest or assigns.

Subservicer: GMAC Mortgage Corporation or its successor in interest or assigns or any successor to the Subservicer under this Agreement as herein provided.

Servicing Advances: With respect to each Mortgage Loan other than a Charged-off Loan, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Subservicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, PMI Policy premiums, LPMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Subservicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the Fannie Mae Guides.

Servicing Fee: With respect to each Mortgage Loan, the amount set forth in the GMAC Flow Subservicing Agreement.

Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Subservicer.

Servicing Officer: Any officer of the Subservicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Subservicer to the Servicer upon request, as such list may from time to time be amended.

Servicing Transfer: Any transfer of the servicing by a Prior Subservicer of Mortgage Loans to the Subservicer under this Agreement.

Servicing Transfer Date: The date on which a Servicing Transfer occurs.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under the direction or authority of the Subservicer or a related Third Party Subservicer; provided, further, that “Subcontractor” shall not include a lockbox provider or a tax or insurance tracking provider; provided, however, that if, pursuant to interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets, any of such parties is determined to be a Subcontractor, such party shall be a Subcontractor.

Termination Fee: The amount that the Seller shall be required to pay to the Subservicer as a result of the Seller, the Servicer or the Master Servicer exercising its right to terminate this Agreement without cause with respect to some or all of the Mortgage Loans pursuant to Section 8.02(iii) hereof, which amount is set forth in the GMAC Flow Subservicing Agreement.

Third Party Subservicer: Any Person that services Mortgage Loans on behalf of the Subservicer or any Third Party Subservicer and is responsible for the performance (whether directly or through Third Party Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Subservicer under this Agreement that are identified in Item 1122(d) of Regulation AB.

Transfer Date: The fifth Business Day of each month, or, if such day is not a Business Day, the next succeeding Business Day. Each transfer of servicing on a Transfer Date shall be deemed to be effective immediately following the close of business on such Transfer Date.

Trigger Event: As defined in Section 8.03.

Trust Agreement: The Trust Agreement dated as of May 1, 2006, among the Trustee, the Master Servicer and the Depositor.

Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any other assets as set forth therein.

Trustee: U.S. Bank National Association or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

ARTICLE II.

SELLER’S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01.           Contract for Servicing; Possession of Servicing Files.

The Seller, by execution and delivery of this Agreement, does hereby contract with the Subservicer as an independent contractor, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date or the Servicing Transfer Date, as applicable, the Seller shall cause to be delivered to the Subservicer, the Servicing Files with respect to the Mortgage Loans listed on the Mortgage Loan Schedule. The Subservicer shall maintain a Servicing File with respect to each Mortgage Loan in order to service such Mortgage Loans pursuant to this Agreement and each Servicing File delivered to the Subservicer shall be held in trust by the Subservicer for the benefit of the Trustee; provided, however, that the Subservicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Subservicer’s possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Subservicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Subservicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Subservicer at the will of the Trustee in such custodial capacity only. The portion of each Servicing File retained by the Subservicer pursuant to this Agreement shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Subservicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

Section 2.02.           Books and Records.

All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Subservicer’s right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation and reimbursement to which the Subservicer is entitled as set forth herein, including but not limited to Section 5.03 below, shall be received and held by the Subservicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

The Subservicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 3.01 within one week of their execution; provided, however, that the Subservicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 120 days of its submission for recordation.

ARTICLE III.

SERVICING OF THE MORTGAGE LOANS

Section 3.01.           Subservicer to Service.

The Subservicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date or the Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Subservicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Subservicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Subservicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust Fund; provided, however, that unless the Subservicer has obtained the prior written consent of the Servicer and the NIMS Insurer, the Subservicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate (except for modifications relating to a Relief Act Reduction), defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Subservicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties; provided, further, that upon the full release or discharge, the Subservicer shall notify the related Custodian of the related Mortgage Loan of such full release or discharge. Upon the reasonable request of the Subservicer, the Trustee shall execute and deliver to the Subservicer with any powers of attorney and other documents, furnished to it by the Subservicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Subservicer to carry out its servicing and administrative duties under this Agreement; provided that the Trustee shall not be liable for the actions of the Subservicer under such powers of attorney. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Subservicer shall forward to the Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Subservicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

The Subservicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceedings solely under the Trustee’s name without indicating the Subservicer’s, representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state. The Subservicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Subservicer.

In servicing and administering the Mortgage Loans, the Subservicer shall employ procedures (including collection procedures) and exercise the same care that it would employ and exercise in servicing and administering similar mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement.

Section 3.02.           Collection and Liquidation of Mortgage Loans.

Continuously from the Closing Date or the Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Subservicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

The Subservicer shall, consistent with the procedures that the Subservicer would use in servicing similar mortgage loans for its own account, foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. The Subservicer shall realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Subservicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Servicer after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Subservicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property. In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Subservicer shall take such action as (1) the Subservicer would take for its own account under similar circumstances with respect to a similar mortgage loan, (2) shall be consistent with Accepted Servicing Practices, (3) the Subservicer shall determine prudently to be in the best interest of the Trust Fund, and (4) is consistent with any related PMI Policy or LPMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 3.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Subservicer shall commence foreclosure proceedings. The Subservicer shall notify the Servicer, the Trustee and the NIMS Insurer in writing of the commencement of foreclosure proceedings on a monthly basis no later than the fifth Business Day of each month. In such connection, the Subservicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Section 3.04.

Section 3.03.           Establishment of and Deposits to Custodial Account.

The Subservicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets. The Servicer or the Seller shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “GMAC Mortgage Corporation, as subservicer for Aurora Loan Services LLC, in trust for U.S. Bank National Association, as Trustee for the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP2.” Any Custodial Account shall be an Eligible Deposit Account established with a Eligible Institution. The Seller shall be responsible for all bank charges associated with the establishment and maintenance of the Custodial Account. Any funds deposited in the Custodial Account shall be invested in Eligible Investments subject to the direction of the Servicer and the provisions of Section 3.10 hereof. Funds deposited in the Custodial Account may be drawn on by the Subservicer in accordance with Section 3.04. The creation of any Custodial Account by the Servicer shall be evidenced by a letter agreement in the form of Exhibit B hereto. A copy of such letter agreement shall be furnished to the Subservicer and the Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

The Subservicer shall deposit in the Custodial Account on a daily basis, within two (2) Business Days of receipt, and retain therein, the following collections received by the Subservicer and payments made by the Subservicer after the Cut-off Date (other than scheduled payments of principal and interest due on or before the Cut-off Date) or the Servicing Transfer Date, as applicable:

(i)           all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)           all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)           all Prepayment Charges;

(iv)           all Liquidation Proceeds;

(v)           all Insurance Proceeds including amounts required to be deposited pursuant to Section 3.11 (other than proceeds to be held in the Escrow Account or a suspense account and applied to the restoration and repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices);

(vi)           all Condemnation Proceeds not deposited into a suspense account pending application that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the related Mortgage Loan documents and Accepted Servicing Practices;

(vii)           any amount required to be deposited in the Custodial Account pursuant to this Agreement;

(viii)           any amounts received from the seller of a Mortgage Loan or any other person giving representations and warranties with respect to the Mortgage Loan, in connection with the repurchase of any Mortgage Loan;

(ix)           any amounts required to be deposited by the Subservicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy;

(x)           any amounts received with respect to or related to any REO Property or REO Disposition Proceeds;

(xi)           any amounts required to be deposited by the Subservicer pursuant to Section 3.16 or Section 3.24 in connection with any unpaid claims that are a result of a breach by the Subservicer or any Third Party Subservicer of the obligations hereunder or under the terms of a PMI Policy; and

(xii)           any amounts received by the Subservicer under a PMI or LPMI Policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees or Ancillary Income need not be deposited by the Subservicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Subservicer shall remit such interest to the Servicer in accordance with Section 4.01.

Section 3.04.           Permitted Withdrawals From Custodial Account.

The Subservicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)           to make payments to the Servicer in the amounts and in the manner provided for in Section 4.01;

(ii)           following the liquidation or other recovery of a Mortgage Loan, to reimburse itself for unreimbursed Servicing Advances, the Subservicer’s right to reimburse itself pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Subservicer from the Mortgagor or otherwise relating to such Mortgage Loan, it being understood that, in the case of any such reimbursement, the Subservicer’s right thereto shall be prior to the rights of the Trust Fund;

(iii)           to reimburse itself for remaining unreimbursed Servicing Advances, Servicing Fees with respect to any defaulted Mortgage Loan as to which the Subservicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered;

(iv)           at such time a Mortgage Loan becomes a Charged-off Loan, to reimburse itself to the extent of funds held in the Custodial Account for all unreimbursed Servicing Advances owing to the Subservicer relating to any Charged-off Loan accrued or advanced during any period prior to the date the Mortgage Loan became a Charged-off Loan;

(v)           to pay itself interest on funds deposited in the Custodial Account;

(vi)           to transfer funds to another Eligible Institution in accordance with Section 3.11 hereof;

(vii)           to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

(viii)           with respect to each LPMI Loan, an amount equal to the related LPMI Fee to make payment of premiums due under the LPMI Policy;

(ix)           to withdraw funds deposited in error; and

(x)           to clear and terminate the Custodial Account upon the termination of this Agreement.

Section 3.05.           Establishment of and Deposits to Escrow Account.

The Subservicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets. The Servicer or the Seller shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “GMAC Mortgage Corporation, as subservicer for Aurora Loan Services LLC, in trust for U.S. Bank National Association, as Trustee for the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP2, and various Mortgagors.” The Escrow Accounts shall be established by the Servicer with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. The Seller shall be responsible for all bank charges associated with the establishment and maintenance of the Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Subservicer in accordance with Section 3.06. The creation of any Escrow Account by the Servicer shall be evidenced by a letter agreement in the form of Exhibit C hereto. A copy of such letter agreement shall be furnished to the Master Servicer and the Subservicer and, upon request, to any subsequent owner of the Mortgage Loans.

The Subservicer shall deposit in the Escrow Account or Accounts on a daily basis, within two (2) Business Days of receipt, and retain therein:

(i)           all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)           all amounts not deposited into a suspense account representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property or released to the Mortgagor.

The Subservicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06. The Subservicer shall remit to the Servicer in accordance with Section 4.01 any interest paid on funds deposited in the Escrow Account by the depository institution, less interest on escrowed funds required by law to be paid to the Mortgagor which the Subservicer shall be entitled to retain for such payment to the Mortgagor. To the extent required by law, the Subservicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.06.           Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Subservicer only:

(i)           to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)           to reimburse the Subservicer for any Servicing Advance made by the Subservicer with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)           to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)           to the extent permitted by applicable law, for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)           for application to restoration or repair of the Mortgaged Property in accordance with Section 3.15;

(vi)           to pay to any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)           to withdraw funds deposited in error; and

(viii)           to clear and terminate the Escrow Account on the termination of this Agreement.

The Subservicer will be responsible for the administration of the Escrow Accounts and will be obligated to make Servicing Advances to the Escrow Account in respect of its obligations under this Section 3.06, reimbursable from the Escrow Accounts or Custodial Account to the extent not collected from the related Mortgagor.

Section 3.07.           Notification of Adjustments.

With respect to each adjustable rate Mortgage Loan, the Subservicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Subservicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Subservicer shall promptly, upon written request therefor, deliver to the Servicer applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Subservicer or the receipt of notice from the Servicer that the Subservicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Subservicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Seller thereby.

Section 3.08.           [Reserved]

Section 3.09.           Payment of Taxes, Insurance and Other Charges.

(a)           With respect to each Mortgage Loan which provides for Escrow Payments, the Subservicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Subservicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Subservicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and such payments.

(b)           To the extent that a Mortgage Loan does not provide for Escrow Payments, the Subservicer shall make advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Subservicer determines to be in the best interest of the Trust Fund, provided that in any event the Subservicer shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due. The Subservicer shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Subservicer receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

Section 3.10.           Protection of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Eligible Institution from time to time; provided that in the event the Custodial Account or any Escrow Account is held in a depository institution or trust company that ceases to be an Eligible Institution, the Servicer shall transfer such Custodial Account or Escrow Account, as the case may be, to an Eligible Institution; provided, further, that such transfer shall be made only upon obtaining the consent of the NIMS Insurer, which consent shall not be withheld unreasonably, and the Servicer shall give notice to the Master Servicer of any change in the location of the Custodial Account or Escrow Account no later than 30 days after any such transfer is made and deliver to the Subservicer, the Master Servicer and the NIMS Insurer a certification notice in the form of Exhibit B or Exhibit C, as applicable, with respect to such Eligible Institution.

Amounts on deposit in the Custodial Account shall at the direction of the Servicer be invested in Eligible Investments. Any such Eligible Investment shall mature no later than one day prior to the Remittance Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository that maintains the Custodial Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Seller and shall be remitted by the Subservicer to the Servicer in accordance with Section 4.01.

Section 3.11.           Maintenance of Hazard Insurance.

The Subservicer shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable under Fannie Mae and Freddie Mac guidelines against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Subservicer will ensure that flood insurance required by the related transfer agreement between the Seller and the related originator is in place as of the Closing Date and further ensure that it remains in place during the term of this Agreement. If at any time during the term of the Mortgage Loan, the Subservicer determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Subservicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Subservicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Subservicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and shall make commercially reasonable efforts to secure from the owner’s association its agreement to notify the Subservicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Subservicer shall cause to be maintained on each Mortgaged Property such other additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Servicer or the Subservicer shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Subservicer shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Subservicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Subservicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Subservicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s Key Rating Guide and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Subservicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Subservicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 3.04, any amounts collected by the Subservicer under any such policies (other than amounts to be deposited in the Escrow Account or a suspense account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Subservicer’s normal servicing procedures as specified in Section 3.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05.

Notwithstanding anything set forth in the preceding paragraph, the Subservicer agrees to indemnify the Trustee, the NIMS Insurer, the Certificateholders, the Servicer, Master Servicer and the Trust Fund for any claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, fees and expenses that any such indemnified party may sustain in any way related to the failure of the Mortgagor (or the Subservicer) to maintain hazard insurance or flood insurance with respect to the related Mortgaged Property which complies with the requirements of this section.

Section 3.12.           Maintenance of Mortgage Impairment Insurance.

In the event that the Subservicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.11 and otherwise complies with all other requirements of Section 3.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.11. Any amounts collected by the Subservicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.11, and there shall have been a loss which would have been covered by such policy, the Subservicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Subservicer’s funds, without reimbursement therefor. Upon request of the Master Servicer, the Servicer, the Trustee or the NIMS Insurer, the Subservicer shall cause to be delivered to such person a certified true copy of such policy.

Section 3.13.           Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Subservicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Subservicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Subservicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Subservicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Subservicers’ Guide. Upon the request of the Servicer, the Master Servicer, the Trustee or the NIMS Insurer, the Subservicer shall cause to be delivered to such party a certified true copy of such fidelity bond and insurance policy.

Section 3.14.           Inspections.

The Subservicer shall inspect the Mortgaged Property as often as deemed necessary by the Subservicer in accordance with Accepted Servicing Practices to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 45 days delinquent, the Subservicer shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Subservicer shall keep a written report of each such inspection.

Section 3.15.           Restoration of Mortgaged Property.

The Subservicer need not obtain the approval of the Servicer, the Master Servicer or the Trustee prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Subservicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)           the Subservicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)           the Subservicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)           the Subservicer shall verify that the Mortgage Loan is not in default; and

(iv)           pending repairs or restoration, unless deposited into a suspense account, the Subservicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

Section 3.16.           Maintenance of PMI and/or LPMI Policy; Claims.

(a)           The Subservicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Subservicer shall be obligated to make premium payments with respect to (i) LPMI Policies, to the extent of the LPMI Fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Subservicer’s own funds and (ii) PMI Policies required to be maintained by the Mortgagor rather than the Seller, if the Mortgagor is required but fails to pay any PMI Policy premium, which shall be paid from the Subservicer’s own funds. Any premium payments made by the Subservicer from its own funds pursuant to this Section 3.16(a) shall be recoverable by the Subservicer as a Servicing Advance, subject to the reimbursement provisions of Section 3.04(iv).

(b)           With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Subservicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated and the loan to value ratio is greater than 80%, the Subservicer, in accordance with Accepted Servicing Practices, shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Subservicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Subservicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Subservicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Subservicer shall obtain a replacement PMI Policy as provided above.

(c)           With respect to each Mortgage Loan covered by a PMI Policy or LPMI Policy, the Subservicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such Policy and to enforce the rights under such Policy. Except as expressly set forth herein, the Subservicer shall have full authority on behalf of the Trust Fund to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such Policy; provided that the Subservicer shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a LPMI Policy or PMI Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such Policy of any loss which, but for actions of any Third Party Subservicer or the Subservicer, would have been covered thereunder. If the Qualified Insurer fails to pay a claim under a LPMI Policy or PMI Policy solely as a result of a breach by the Subservicer or Third Party Subservicer of its obligations hereunder or under such Policy, the Subservicer shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Trust Fund. The Subservicer shall cooperate with the Qualified Insurers and shall furnish all reasonable evidence and information in the possession of the Subservicer to which the Subservicer has access with respect to the related Mortgage Loan; provided, however, that notwithstanding anything to the contrary contained in any LPMI Policy or PMI Policy, the Subservicer shall not be required to submit any reports to the related Qualified Insurer until a reporting date that is at least 15 days after the Subservicer has received sufficient loan level information from the Seller to appropriately code its servicing systems in accordance with the Qualified Insurer’s requirements.

(d)           In connection with its activities as servicer, the Subservicer agrees to prepare and present, on behalf of itself and the Trustee, claims to the Qualified Insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Subservicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account pursuant to Section 3.03(xii), subject to withdrawal pursuant to Section 3.04.

(e)           The Trustee shall furnish the Subservicer with any powers of attorney and other documents (within three (3) Business Days upon request from the Subservicer) in form as provided to it necessary or appropriate to enable the Subservicer to service and administer any PMI or LPMI Policy; provided, however, that the Trustee shall not be liable for the actions of the Subservicer under such power of attorney.

(f)           The Subservicer shall deposit into the Custodial Account pursuant to Section 3.03(v) hereof all Insurance Proceeds received under the terms of a PMI Policy or an LPMI Policy.

(g)           Notwithstanding the provisions of (a) and (b) above, the Subservicer shall not take any action in regard to any PMI Policy or LPMI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

Section 3.17.           Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee in trust for the benefit of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Subservicer from any attorney duly licensed to practice law in the state where the REO Property is located. The cost for such Opinion of Counsel shall be deemed a Servicing Advance. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Subservicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Subservicer, either itself or through an agent selected by the Subservicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Subservicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Subservicer deems to be in the best interest of the Trustee and the Certificateholders.

If the Subservicer hereafter becomes aware that a Mortgaged Property is an Environmental Problem Property, the Subservicer will notify the Servicer and the NIMS Insurer of the existence of the Environmental Problem Property. Additionally, the Subservicer shall set forth in such notice a description of such problem, a recommendation to the Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and the Subservicer shall carry out the recommendation set forth in such notice unless otherwise directed by the Servicer or the NIMS Insurer in writing within five (5) days after its receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 9.04 below. The Servicer shall be provided a copy of the NIMS Insurer’s instructions to the Subservicer. Notwithstanding the foregoing, the Subservicer shall obtain the Servicer's and the NIMS Insurer's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. The Servicer shall be provided with a copy of the NIMS Insurer’s instructions to the Subservicer. If the Subservicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Subservicer obtains a broker's price opinion which reveals the potential for such problem), the Subservicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the Servicer or the NIMS Insurer.

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Subservicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Subservicer has applied for and received a grant of extension from the Internal Revenue Service (and provide a copy of the same to the NIMS Insurer and the Servicer) to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Subservicer has received such an extension (and provided a copy of the same to the NIMS Insurer and the Servicer), then the Subservicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Subservicer has not received such an extension and the Subservicer is unable to sell the REO Property within the period ending three months before the end of such third taxable year after its acquisition by the Trust Fund or if the Subservicer has received such an extension, and the Subservicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Subservicer shall, before the end of the three-year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value, as acceptable to the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Subservicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Subservicer which would enable the Subservicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Subservicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

Prior to acceptance by the Subservicer of an offer to sell any REO Property, the Subservicer shall notify the Servicer and the NIMS Insurer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”). The Servicer and/or the NIMS Insurer shall be deemed to have approved the sale of any REO Property unless either of them notifies the Subservicer in writing, within five (5) Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Subservicer shall not proceed with such sale.

The Subservicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Subservicer shall reimburse itself for any related unreimbursed Servicing Advances and unreimbursed advances made pursuant to this Section.

The Subservicer shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Subservicer shall make monthly distributions on each Remittance Date to the Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 3.18.           Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 4.02, the Subservicer shall furnish to the Servicer and the NIMS Insurer on or before the fifth (5th) Business Day in each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Subservicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as either the Servicer or the NIMS Insurer shall reasonably request.

Section 3.19.           Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trustee pursuant to a deed in lieu of foreclosure, the Subservicer shall submit to the Trustee and the Servicer a liquidation report with respect to such Mortgaged Property. In addition, the Subservicer shall provide the Servicer a report setting forth Servicing Advances and other expenses incurred in connection with the liquidation of any Mortgage Loan.

Section 3.20.           Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Subservicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 3.21.           Prepayment Charges.

The Subservicer or any designee of the Subservicer shall not waive any Prepayment Charge with respect to any Mortgage Loan which contains a Prepayment Charge which prepays during the term of the charge. If the Subservicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Subservicer shall pay the Trust Fund at such time (by deposit to the Custodial Account) an amount equal to the Prepayment Charge which was not collected. Notwithstanding the above, the Subservicer or its designee may waive a Prepayment Charge without paying the Trust Fund the amount of the Prepayment Charge if (i) the Mortgage Loan is in default (defined as 61 days or more delinquent) and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii) if the prepayment is not a result of a refinance by the Subservicer or any of its affiliates and the Mortgage Loan is foreseen to be in default and such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (iii) the collection of the Prepayment Charge would be in violation of applicable laws.

Section 3.22.           Compliance with Safeguarding Customer Information Requirements.

The Subservicer has implemented and will maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information published in final form on May 1, 2001, 66 Fed. Reg. 8616, and the rules promulgated thereunder, as amended from time to time (the “Guidelines”). The Subservicer shall promptly provide the Seller information regarding such security measures upon the reasonable request of the Seller which information shall include, but not be limited to, any SAS 70 report covering the Subservicer’s operations, and any other audit reports, summaries of test results or equivalent measures taken by the Subservicer with respect to its security measures.

Section 3.23.           Credit Reporting.

For each Mortgage Loan, the Subservicer has and shall continue to accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., or any respective successors, on a monthly basis. In addition, with respect to any Mortgage Loan serviced for a Fannie Mae pool, the Subservicer shall transmit full credit reporting data to each of such credit repositories in accordance with Fannie Mae Guide Announcement 95-19 (November 20, 1995) (or such amendments or updates thereto), a copy of which is attached hereto as Exhibit G, reporting each of the following statuses, each month with respect to a Mortgage Loan in a Fannie Mae pool: New origination, current, delinquent (30-60-90-days, etc.), foreclosed or charged off.

ARTICLE IV.

PAYMENTS TO SERVICER

Section 4.01.           Remittances.

On each Remittance Date the Subservicer shall remit by wire transfer of immediately available funds to the Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04) plus (b) one hundred percent (100%) of earnings and income received on funds deposited in the Custodial Account or any Escrow Account.

With respect to any remittance received by the Servicer after the first Business Day following the Business Day on which such payment was due, the Subservicer shall pay to the Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Subservicer on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Trustee or the Servicer.

All remittances required to be made to the Servicer shall be made to the following wire account or to such other account as may be specified by the Servicer from time to time:

JPMorgan Chase Bank, National Association
New York, New York
ABA#: 021 000 021
Account Name:	Aurora Loan Services LLC Master Servicing Payment Clearing Account
Account Number: 066-611059
Beneficiary: Aurora Loan Services LLC
For further credit to: SASCO 2006-GP2

Section 4.02.           Statements to the Seller.

(a)           Not later than the fifth (5th) Business Day of each month, the Subservicer shall furnish to the Servicer and the NIMS Insurer (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto (or in such other format mutually agreed to between the Subservicer and the Servicer) relating to the period ending on the last day of the preceding calendar month and a monthly loan loss report in the format set forth in Exhibit D-3 hereto and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Servicer. Together with such monthly remittance advice, the Subservicer shall furnish to the Servicer and the NIMS Insurer a report setting forth a calculation of each of the Trigger Events set forth in Section 8.03 relating to the period ending on the last day of the preceding calendar month.

Such monthly remittance advice shall also be accompanied by a supplemental report provided to the Servicer, the NIMS Insurer and the Seller which includes on an aggregate basis for the previous Due Period (i) the amount of claims filed on any LPMI Policy, (ii) the amount of any claim payments made on any LPMI Policy, (iii) the amount of claims denied or curtailed on any LPMI Policy and (iv) policies cancelled with respect to those Mortgage Loans covered by any LPMI Policy purchased by the Seller on behalf of the Trust Fund.

(b)           In addition, not more than 75 days after the end of each calendar year, commencing December 31, 2006, the Subservicer shall provide (as such information becomes reasonably available to the Subservicer) to the Servicer, the Trustee and the NIMS Insurer such information concerning the Mortgage Loans and annual remittances to the Servicer relating thereto as is necessary for the Trustee to prepare the Trust Fund’s federal income tax return and for any investor in the Certificates to prepare any required tax return. Such obligation of the Subservicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Subservicer to the Servicer, the Trustee and the NIMS Insurer pursuant to any requirements of the Code as from time to time are in force.

(c)           The Subservicer shall promptly notify the Trustee, the Servicer, the Master Servicer and the Depositor (i) of any legal proceedings pending against the Subservicer of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Subservicer shall become (but only to the extent not previously disclosed to the NIMS Insurer, the Servicer, the Master Servicer and the Depositor) at any time an affiliate of any of the parties listed on Exhibit I to this Agreement.

If so requested by the Trustee, the Servicer, the Master Servicer or the Depositor on any date following the date on which information was first provided to the Trustee, the NIMS Insurer and the Depositor pursuant to the preceding sentence, the Subservicer shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in Section 6.01(l) or, if such a representation and warranty is not accurate as of the date of such request, provide reasonable adequate disclosure of the pertinent facts, in writing, to the requesting party.

The Subservicer shall provide to the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Depositor prompt notice of the occurrence of any of the following: any event of default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Subservicer, the Subservicer’s engagement of any Third Party Subservicer, Subcontractor or vendor to perform or assist in the performance of any of the Subservicer’s obligations under this Agreement, any material litigation involving the Subservicer, and any affiliation or other significant relationship between the Subservicer and other transaction parties.

(d)           Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Subservicer shall provide to the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Due Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D.

Section 4.03.           Monthly Advances by Subservicer.

The Subservicer shall not be required to make Monthly Advances.

Section 4.04.           Due Dates Other Than the First of the Month.

Mortgage Loans having Due Dates other than the first day of a month shall be accounted for as described in this Section 4.04. Any payment due on a day other than the first day of each month shall be considered due on the first day of the month following the month in which that payment is due as if such payment were due on the first day of said month. For example, a payment due on November 15 shall be considered to be due on December 1. Any payment collected on a Mortgage Loan after the Cut-off Date shall be deposited in the Custodial Account. For Mortgage Loans with Due Dates on the first day of a month, deposits to the Custodial Account begin with the payment due on the first of the month following the Cut-off Date.

ARTICLE V.

GENERAL SERVICING PROCEDURES

Section 5.01.           Transfers of Mortgaged Property.

The Subservicer shall enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Subservicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Subservicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related LPMI Policy, if any.

If the Subservicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Subservicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Subservicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Subservicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the seller of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the seller of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any assumption agreement that may be entered into by the Subservicer, none of the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Subservicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by the Subservicer, its affiliates or Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Subservicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 5.02.           Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Subservicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Subservicer shall notify the Servicer in the Monthly Remittance Advice as provided in Section 4.02, and may request the release of any Mortgage Loan Documents from the Seller in accordance with this Section 5.02 hereof.

If the Subservicer satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Subservicer otherwise prejudice any rights the Seller, the Trustee or the Trust Fund may have under the mortgage instruments, the Subservicer shall deposit into the Custodial Account the entire outstanding principal balance, plus all accrued interest on such Mortgage Loan, on the day preceding the Remittance Date in the month following the date of such release. The Subservicer shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 3.13 insuring the Subservicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 5.03.           Servicing Compensation.

As consideration for servicing the Mortgage Loans subject to this Agreement, the Subservicer shall be entitled to the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month or part thereof. Such Servicing Fee shall be payable monthly as set forth below. Additional servicing compensation in the form of Ancillary Income shall be retained by the Subservicer and is not required to be deposited in the Custodial Account. The obligation of the Seller to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Subservicer. In addition, on a monthly basis, the Subservicer entitled to the Additional Fees set forth in the GMAC Flow Subservicing Agreement.

The Subservicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 5.04.           Report on Attestation of Compliance with Applicable Servicing Criteria.

On or before March 15th of each calendar year, beginning with March 15, 2007, the Subservicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Subservicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Trustee, the Depositor, the Servicer and the Master Servicer (i) year-end audited (if available) financial statements of the Subservicer and (ii) a report to the effect that such firm that attests to, and reports on, the assessment made by such asserting party pursuant to Section 5.07 below, which report shall be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board. In addition, on or before March 15th of each calendar year, beginning with March 15, 2007, the Subservicer shall, at its own expense, furnish to the Seller, the Trustee, the Depositor, the Servicer and Master Servicer a report meeting the requirements of clause (ii) above regarding the attestation of any Third Party Subservicer or Subcontractor which is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, without respect to any threshold limitations in Instruction 2. to Item 1122 of Regulation AB, a “Participating Entity”).

Section 5.05.           Annual Officer’s Certificate.

(a)           On or before March 15th of each year, beginning with March 15, 2007, the Subservicer, at its own expense, will deliver to the Seller, the NIMS Insurer, the Trustee, the Depositor, the Servicer and the Master Servicer with respect to the period ending on the immediately preceding December 31, a Servicing Officer’s certificate in the form of Exhibit J hereto, stating, as to each signer thereof, that (1) a review of the activities of the Subservicer during such preceding calendar year or portion thereof and of its performance under this Agreement for such period has been made under such Servicing Officer’s supervision and (2) to the best of such officers’ knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such Servicing Officer and the nature and status thereof, including the steps being taken by the Subservicer to remedy such default.

(b)           For so long as a certificate under the Sarbanes-Oxley Act of 2002, as amended, (“Sarbanes-Oxley”) is required to be given on behalf of the Trust Fund, on or before March 15th of each calendar year (or if not a Business Day, the immediately preceding Business Day), beginning with March 15, 2007, a Servicing Officer shall execute and deliver an Officer’s Certificate to the Servicer, the Master Servicer, the Trustee and the Depositor for the benefit of the Trust Fund and the Servicer, the Master Servicer, the Trustee and the Depositor and their officers, directors and affiliates, in the form of Exhibit E hereto.

(c)           The Subservicer shall indemnify and hold harmless the Seller, the NIMS Insurer, the Trustee, the Servicer, the Master Servicer, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Subservicer or any of its officers, directors, agents or affiliates of its obligations under this Section 5.05 or the negligence, bad faith or willful misconduct of the Subservicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Servicer, the Master Servicer and/or the Depositor, then the Subservicer agrees that it shall contribute to the amount paid or payable by the Servicer, the Master Servicer and/or the Depositor as a result of the losses, claims, damages or liabilities of the Servicer, the Master Servicer and/or the Depositor in such proportion as is appropriate to reflect the relative fault of the Servicer, the Master Servicer and/or the Depositor on the one hand and the Subservicer on the other in connection with a breach of the Subservicer’s obligations under this Section 5.05 or the Subservicer’s negligence, bad faith or willful misconduct in connection therewith.

Section 5.06.           Inspection.

The Subservicer shall provide the Trustee, the Servicer, the Master Servicer and the NIMS Insurer, at the expense of the requesting party, upon reasonable advance notice, during normal business hours, access to all records maintained by the Subservicer in respect of its rights and obligations hereunder and access to officers of the Subservicer responsible for such obligations. Upon request, the Subservicer shall furnish to the Trustee, the Servicer, the Master Servicer and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

Section 5.07.           Report on Assessment of Compliance with Applicable Servicing Criteria.

On or before March 15th of each calendar year, beginning with March 15, 2007, the Subservicer shall deliver to the Seller, the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Depositor a report regarding its assessment of compliance with the servicing criteria identified in Exhibit H attached hereto, as of and for the period ending the end of the fiscal year ending no later than December 31 of the year prior to the year of delivery of the report, with respect to asset-backed security transactions taken as a whole in which the Subservicer is performing any of the servicing criteria specified in Exhibit H. Each such report shall include (a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to such party, (b) a statement that such party used the criteria identified in Item 1122(d) of Regulation AB (§ 229.1122(d)) to assess compliance with the applicable servicing criteria, (c) disclosure of any material instance of noncompliance identified by such party, and (d) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the applicable servicing criteria, which report shall be delivered by the Subservicer as provided in Section 5.07.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01.           Representations, Warranties and Agreements of the Subservicer.

The Subservicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Servicer, the Master Servicer, the Depositor and the Trustee, as of the Closing Date:

(a)           Due Organization and Authority. The Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Subservicer, and in any event the Subservicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Subservicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Subservicer, except as same may be limited by applicable bankruptcy or other insolvency laws, or general equitable principles, and all requisite corporate action has been taken by the Subservicer to make this Agreement valid and binding upon the Subservicer in accordance with its terms;

(b)           Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Subservicer;

(c)           No Conflicts. None of the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Subservicer or the transactions contemplated hereby or the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Subservicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Subservicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject, except for such conflicts, breaches, defaults, accelerations or violations that would not impair the ability of the Subservicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)           Ability to Perform. The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)           No Litigation Pending. There is no action, suit, proceeding or investigation pending (or known to be contemplated) or, to the Subservicer’s knowledge or threatened against the Subservicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer or any Third Party Subservicer, or in any material impairment of the right or ability of the Subservicer or any Third Party Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Subservicer or any Third Party Subservicer or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Subservicer contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(f)           No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of or compliance by the Subservicer with this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(g)           No Default. The Subservicer is not in default, and no event or condition exists that after the giving of notice or lapse of time or both, would constitute an event of default under any material mortgage, indenture, contract, agreement, judgment, or other undertaking, to which the Subservicer is a party or which purports to be binding upon it or upon any of its assets, which default could impair materially the ability of the Subservicer to perform under the terms of this Agreement;

(h)           Ability to Service. The Subservicer is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae and Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Subservicer is in good standing to service mortgage loans for either Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Subservicer unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either of Fannie Mae or Freddie Mac;

(i)           No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j)           No Commissions to Third Parties. The Subservicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller;

(k)           Fair Credit Reporting Act. The Subservicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories) on a monthly basis; and

(l)           Additional Representations and Warranties of the Subservicer. Except as disclosed in writing to the Seller, the Servicer, the Master Servicer, the Depositor and the Trustee prior to the Closing Date: (i) the Subservicer is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Subservicer; (ii) the Subservicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Subservicer as servicer has been disclosed or reported by the Subservicer; (iv) no material changes to the Subservicer’s policies or procedures with respect to the servicing function it will perform under this Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the Closing Date; (v) there are no aspects of the Subservicer’s financial condition that could have a material adverse effect on the performance by the Subservicer of its servicing obligations under this Agreement and (vi) there are no affiliations, relationships or transactions relating to the Subservicer or any Third Party Subservicer with any party listed on Exhibit I hereto.

Section 6.02.           Remedies for Breach of Representations and Warranties of the Subservicer.

It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Subservicer to perform the servicing responsibilities as of the related Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Subservicer and shall inure to the benefit of the Servicer, the Master Servicer, the NIMS Insurer and the Trustee. Upon discovery by any of the Subservicer, the Servicer, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Subservicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interests of the Servicer, the Master Servicer, the NIMS Insurer or the Trustee, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of (or, in the case of any breach of a representation or warranty set forth in Section 6.01(1), 5 days) the earlier of either discovery by or notice to the Subservicer of any breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Subservicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Subservicer shall cure such breach in all material respects and, if such breach cannot be cured, the Subservicer shall, at the Trustee’s, the Servicer’s or the Master Servicer’s option, assign the Subservicer’s rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer. Such assignment shall be made in accordance with Sections 8.01 and 8.02.

In addition, the Subservicer shall indemnify the Seller, the Servicer, the Master Servicer, the Trustee and the NIMS Insurer (and each of their respective directors, officers, employees and agents) and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Subservicer’s representations and warranties contained in Section 6.01.

Any cause of action against the Subservicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Subservicer or notice thereof by the Servicer, the Master Servicer, the Depositor or the Trustee to the Subservicer, (ii) failure by the Subservicer to cure such breach within the applicable cure period, and (iii) demand upon the Subservicer by the Servicer, the Master Servicer, the NIMS Insurer or the Trustee for compliance with this Agreement.

Section 6.03.           Additional Indemnification by the Subservicer.

The Subservicer shall indemnify the Seller, the Servicer, the Master Servicer, the Depositor, the Trustee, the NIMS Insurer and the Trust Fund and each of their respective directors, officers, employees and agents and the Trust Fund and shall hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses (collectively, the “Liabilities”) that the indemnified party may sustain in any way related to (i) any breach of the representations and warranties contained in Section 6.01 or (ii) the failure of the Subservicer to perform its duties and service the Mortgage Loans in accordance with the terms of this Agreement. Failure to provide the annual statement of compliance pursuant to Section 5.05 or the attestation of compliance pursuant to Sections 5.04 and 5.07 will be treated as a failure of the Subservicer to perform its duties under the Agreement and will be subject to the indemnification provisions of Section 6.03; provided, however for any indemnification from the Subservicer to any of the above parties with respect to any breach of Sections 5.04, 5.05 and 5.07 of this Agreement, the Subservicer in no event will be liable for any punitive or consequential damages.

The Subservicer shall immediately notify the Seller, the Servicer, the Master Servicer, the Depositor, the Trustee, the NIMS Insurer or the Trust Fund if a claim is made by a third party with respect to this Agreement or the Mortgage Loans that may result in such Liabilities, and the Subservicer shall assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from the such indemnified party in connection with such claim. The Subservicer shall be reimbursed promptly from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Subservicer’s indemnification pursuant to Section 6.02, or the failure of the Subservicer to service and administer the Mortgage Loans in accordance with the terms of this Agreement. In the event a dispute arises between the Subservicer and an indemnified party with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party (if the Trustee, the Trust Fund) shall indemnify and reimburse the winning party for all attorney’s fees and other costs and expenses related to the adjudication of said dispute.

Section 6.04.           Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Subservicer of its duties and obligations set forth herein, the Subservicer shall indemnify the Holder of the related Residual Certificate, the Servicer, the Master Servicer, the Trustee, the Trust Fund and the NIMS Insurer against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Subservicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Servicer, the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Subservicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate, the Trustee and the Trust Fund or the NIMS Insurer now or hereafter existing at law or in equity or otherwise. Notwithstanding the foregoing, however, in no event shall the Subservicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Subservicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 6.05.           Purchase of Distressed Mortgage Loans.

The NIMS Insurer may, at its option, purchase a Distressed Mortgage Loan. Any such purchase shall be accomplished by remittance to the Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Servicer pursuant to the Trust Agreement. The Trustee and the Subservicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer. If, upon purchase of any Distressed Mortgage Loan by the NIMS Insurer, the Subservicer is no longer the servicer with respect to such Distressed Mortgage Loan, the Subservicer will be entitled to (i) reimbursement of previously unpaid Servicing Fees and Servicing Advances and (ii) reasonable and necessary out-of-pocket transfer expenses and related costs.

ARTICLE VII.

THE SERVICER

Section 7.01.           Merger or Consolidation of the Subservicer.

The Subservicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a Fannie Mae- and Freddie Mac-approved servicer in good standing.

Section 7.02.           Limitation on Liability of the Subservicer and Others.

Neither the Subservicer nor any of the directors, officers, employees or agents of the Subservicer shall be under any liability to the Servicer, the Master Servicer, the NIMS Insurer, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Subservicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Subservicer and any director, officer, employee or agent of the Subservicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Subservicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Subservicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

Section 7.03.           Limitation on Resignation and Assignment by the Subservicer.

This Agreement has been entered into with the Subservicer in reliance upon the independent status of the Subservicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, except as expressly provided in this Section 7.03 and Section 7.01, the Subservicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof (except for such limited delegations to outsource vendors that Subservicer utilizes to service all mortgage loans in its servicing portfolio), or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Servicer, the Master Servicer, the Trustee and the NIMS Insurer which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Servicer, the Master Servicer, Trustee and the NIMS Insurer and which consent shall be granted or withheld in the discretion of such parties, except in the case of a change of control of the Subservicer structured as an asset sale, in which case each such party’s consent shall not be withheld if the successor entity complies with the requirements of Section 7.01; provided that in each case there must be delivered to the Seller, the Servicer, the Master Servicer, the Trustee and the NIMS Insurer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction.

The Subservicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer, the Servicer, the Master Servicer, the Trustee and the NIMS Insurer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Subservicer. Any such determination permitting the resignation of the Subservicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Seller, the Servicer, the Master Servicer, the Trustee and the NIMS Insurer which Opinion of Counsel shall be in form and substance reasonably acceptable to each of them. No such resignation shall become effective until a successor shall have assumed the Subservicer’s responsibilities and obligations hereunder in the manner provided in Section 8.01.

Without in any way limiting the generality of this Section 7.03, in the event that the Subservicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a third party service provider) or sell or otherwise dispose of all or substantially all of its property or assets, except to the extent permitted by and in accordance with this Section 7.03 and Section 7.01, without the prior written consent of the Seller, the Servicer, the Master Servicer, the Trustee and the NIMS Insurer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Subservicer or any third party.

Section 7.04.           Third Party Subservicing Agreements and Successor Third Party Subservicer.

(a)            The Subservicer shall not hire or otherwise utilize the services of any Third Party Subservicer to fulfill any of the obligations of the Subservicer as servicer under this Agreement unless the Subservicer complies with the provisions of paragraph (b) of this Section 7.04 and the proposed Third Party Subservicer (i) is an institution which is an approved Fannie Mae or Freddie Mac Seller/Servicer as indicated in writing, (ii) represents and warrants that it is in compliance with the laws of each state as necessary to enable it to perform its obligations under such subservicing agreement and (iii) is acceptable to the NIMS Insurer. The Subservicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Third Party Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Subservicer as servicer under this Agreement unless the Subservicer complies with the provisions of paragraph (c) of this Section 7.04.

(b)            The Subservicer shall give prior written notice to the Trustee, the Servicer, the Master Servicer, the Depositor and the NIMS Insurer of the appointment of any Third Party Subservicer and shall furnish to the Trustee, the Servicer, the Master Servicer, the Depositor and the NIMS Insurer a copy of any related subservicing agreement. For purposes of this Agreement, the Subservicer shall be deemed to have received payments on Mortgage Loans immediately upon receipt by any Third Party Subservicer of such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Subservicer shall have the option to terminate such agreement without payment of any fees if the predecessor Subservicer is terminated or resigns. The Subservicer shall cause any Third Party Subservicer used by the Subservicer (or by any Third Party Subservicer) to comply with the provisions of this Section 7.04 and with Sections 4.02(c), 5.04, 5.05(a), 5.05(b), 5.07 (and shall amend, with the consent of the parties hereto, Exhibit H to reflect such Third Party Subservicer’s attestation of compliance with the Servicing Criteria), 6.01(l) and 6.03 of this Agreement to the same extent as if such Third Party Subservicer were the Subservicer. The Subservicer shall be responsible for obtaining from each Third Party Subservicer and delivering to the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Depositor any servicer compliance statement required to be delivered by such Third Party Subservicer under Section 5.05(a), any reports on assessment of compliance and attestation required to be delivered by such Third Party Subservicer under Sections 5.04 and 5.07 and any certification required to be delivered under 5.05(b) to the Person that will be responsible for signing the Sarbanes Certification under Section 5.07 as and when required to be delivered hereunder.

(c)            The Subservicer shall give prior written notice to the Servicer, the Master Servicer and the Depositor of the appointment of any Subcontractor and a written description (in form and substance satisfactory to the Servicer, the Master Servicer and the Depositor) of the role and function of each Subcontractor utilized by the Subservicer or any Third Party Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Participating Entity, the Subservicer shall cause any such Subcontractor used by the Subservicer (or by any Third Party Subservicer) for the benefit of the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Depositor to comply with the provisions of Sections 5.04(ii), 5.05(b), 5.07 (and shall amend, with the consent of the parties hereto, Exhibit H to reflect such Subcontractor’s attestation with the Servicing Criteria) and 6.03 of this Agreement to the same extent as if such Subcontractor were the Subservicer. The Subservicer shall be responsible for obtaining from each Subcontractor and delivering to the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Sections 5.04 and 5.07, in each case as and when required to be delivered.

The Subservicer acknowledges that a Third Party Subservicer or Subcontractor that performs services with respect to mortgage loans involved in this transaction in addition to the Mortgage Loans may be determined to be a Participating Entity on the basis of the aggregate balance of such mortgage loans (which quantitative determination may be made by the Depositor, the Trustee, the Servicer or the Master Servicer), without regard to whether such Third Party Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. The Subservicer shall (A) respond as promptly as practicable to any good faith request by the Trustee, the Servicer, the Master Servicer or the Depositor for information regarding each Third Party Subservicer and each Subcontractor and (B) cause each Third Party Subservicer and each Subcontractor with respect to which the Trustee, the Servicer, the Master Servicer or the Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 5.07.

Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Subservicer and a Third Party Subservicer, Subcontractor or other third party acting through a Third Party Servicer or Subcontractor or reference to actions taken through a Third Party Subservicer, a Subcontractor, another third party acting through a Third Party Servicer or Subcontractor or otherwise, the Subservicer shall remain obligated and primarily liable to the Trust Fund, the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of any subservicing, subcontracting or other agreements or arrangements or by virtue of indemnification from a Third Party Subservicer, Subcontractor or a third party acting through a Third Party Servicer or Subcontractor and to the same extent and under the same terms and conditions as if the Subservicer alone were servicing the Mortgage Loans, including with respect to compliance with Item 1122 of Regulation AB. The Subservicer shall be entitled to enter into any agreement with a Third Party Subservicer, Subcontractor or a third party for indemnification of the Subservicer by such Third Party Subservicer, Subcontractor or third party and nothing contained in the Agreement shall be deemed to limit or modify such indemnification.

ARTICLE VIII.

TERMINATION

Section 8.01.           Termination for Cause.

(a)           Any of the following occurrences shall constitute an event of default (each, an “Event of Default”) on the part of the Subservicer:

(i)           any failure by the Subservicer to remit to the Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Servicer or the NIMS Insurer; or

(ii)           failure by the Subservicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Subservicer set forth in this Agreement which continues unremedied for a period of 5 days (and 60 days with respect to the representations and warranties contained in clauses (a) through (k) of Section 6.01) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Servicer or the NIMS Insurer; or

(iii)           failure by the Subservicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, where such failure to maintain its license has a material impact on this Agreement; or

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and such decree or order shall have remained in force undischarged or unstayed for a period of 45 days; or

(v)           the Subservicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of its property; or

(vi)           the Subservicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)           the Subservicer ceases to meet the qualifications of a Fannie Mae or Freddie Mac lender/servicer; or

(viii)           the Subservicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Subservicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in a manner not permitted under this Agreement; or

(ix)           if any of the Rating Agencies reduces or withdraws the rating of any of the Certificates due to a reason attributable to the Subservicer or (y) the Subservicer’s residential primary servicer rating for servicing of subprime loans issued by Fitch shall fall to “RPS2” or below or by S&P shall fall to “Average” or below; or

(x)           the net worth of the Subservicer shall be less than $25,000,000.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Servicer, the Master Servicer, the Trustee or the NIMS Insurer may have at law or equity to damages, including injunctive relief and specific performance, the Servicer, the Master Servicer, the Trustee or the NIMS Insurer, by notice in writing to the Subservicer, may terminate all the rights and obligations of the Subservicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

Upon receipt by the Subservicer of such written notice, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Trustee, the Servicer or the Master Servicer, as the case may be, with the consent of the other party and the NIMS Insurer. Upon written request from the Servicer or the Master Servicer, the Subservicer shall prepare, execute and deliver to the successor entity designated by the Servicer or the Master Servicer any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Subservicer’s sole expense. The Subservicer shall cooperate with the Seller, the Servicer, the Master Servicer, the NIMS Insurer, the Trustee and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. To the extent not previously reimbursed pursuant to Sections 3.04 or 3.06 of this Agreement, the Subservicer shall make commercially reasonable efforts to require the successor servicer to reimburse the Subservicer, on a FIFO basis, for any outstanding Servicing Advances at the time such servicing responsibilities are transferred to such successor servicer. If, after one calendar year, such successor servicer has failed to reimburse the Subservicer, the Seller shall either (a) cause the successor servicer to reimburse or (b) reimburse the Subservicer for such outstanding Servicing Advances.

By a written notice, the Trustee, the Servicer or the Master Servicer, with the consent of the other parties and the NIMS Insurer, may waive any default by the Subservicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 8.02.           Termination Without Cause.

This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Servicer (or advances by the Subservicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, or (ii) mutual consent of the Subservicer, the Seller, the Servicer and the Master Servicer in writing provided such termination is also acceptable to the Rating Agencies and the NIMS Insurer or (iii) with respect to some or all of the Mortgage Loans, at the sole option of the Seller, without cause, upon 30 days written notice. Any such notice of termination shall be in writing and delivered to the Trustee, the Servicer, the Master Servicer, the NIMS Insurer and the Subservicer by registered mail to the address set forth in Section 9.04 of this Agreement. The Subservicer shall comply with the termination procedures set forth in Sections 8.01, 8.02 and 9.01 hereof.

In the event the Seller terminates the Subservicer without cause pursuant to subsection (iii) above with respect to some or all of the Mortgage Loans, the Seller shall be required to pay to the Subservicer the applicable Termination Fee and the applicable Deboarding Fee with respect to the affected Mortgage Loans; provided, that, no Termination Fee may be paid or payable with respect to certain Mortgage Loans as agreed to between the Seller and the Subservicer from time to time.

Section 8.03.           Special Termination Events.

If, as of any date of determination, any of the following circumstances shall exist with respect to the Mortgage Loans (each, a “Trigger Event”), subject to the prior written consent of the NIMS Insurer, the Servicer, the Master Servicer and the Seller shall have the right, by notice in writing to the Subservicer, to terminate all of the rights and obligations of the Subservicer under this Agreement:

(i)           the “60 Day Delinquency Average” of the Mortgage Loans exceeds twelve percent (12%) of the unpaid principal balance of the Mortgage Loans. As used herein, the “60 Day Delinquency Average” is equal to the average percentage, as of the end of the Due Periods relating to the three immediately preceding Remittance Dates, of the scheduled principal balance of all Mortgage Loans that are (i) 60 or more days delinquent (but not in bankruptcy or foreclosure and which have not become REO Properties), (ii) in bankruptcy and 60 or more days delinquent, (iii) in foreclosure and 60 or more days delinquent or (iv) REO Properties; or

(ii)           as of any date, the “Realized Losses” for the Mortgage Loans for the then most recent six month period exceeds five percent (5%) of the unpaid principal balance of the such Mortgage Loans as of the beginning of such twelve (12) month period. As used herein, with respect to any liquidated Mortgage Loan, the related “Realized Loss” is amount equal to (i) the unpaid principal balance of the related liquidated Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Subservicer with respect to such Mortgage Loan including expenses of liquidation; or

(iii)           the cumulative Realized Losses for the Mortgage Loans, calculated as a percentage of the Cut-off Date principal balance of the Mortgage Loans exceeds the percentage set forth in the first column below at any time during the corresponding period from the Closing Date set forth in the second column below:

Trigger Percentage	Applicable Period from Closing Date
6.0%	From Closing Date through end of twelfth complete calendar month following Closing Date
8.0%	From 13th calendar month following Closing Date through end of 24th complete calendar month following Closing Date
10.0%	From 25th calendar month following Closing Date through end of 36th complete calendar month following Closing Date
12.0%	From 37th calendar month following Closing Date through end of 48th complete calendar month following Closing Date
14.0%	At any time after the end of 48th complete calendar month following Closing Date

Upon receipt by the Subservicer of a written termination notice pursuant to this Section 8.03, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor servicer appointed by the Seller, with the consent of the Trustee, the Servicer, the Master Servicer and the NIMS Insurer. Upon written request from the Servicer or the Master Servicer, the Subservicer shall prepare, execute and deliver to the successor entity designated by the Seller any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Subservicer’s sole expense. The Subservicer shall cooperate with the Seller, the Servicer, the Master Servicer, the NIMS Insurer and the Trustee and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Custodial Account or Escrow Account or thereafter received with respect to the related Mortgage Loans.

By a written notice, the Seller may waive any Trigger Event hereunder and its consequences. Upon any waiver of a Trigger Event in any period, such event shall cease to exist for such period. No such waiver shall extend to any subsequent or other default or Trigger Event or impair any right consequent thereon except to the extent expressly so waived.

No termination fee shall be payable to the Subservicer upon a termination pursuant to this Section 8.03.

Section 8.04.           Termination for Distressed and Released Mortgage Loans.

(a)           This Agreement shall be terminated with respect to the servicing of those Mortgage Loans that are determined to be Released Mortgage Loans as of the Transfer Date and servicing of such Mortgage Loans shall be transferred to the Released Mortgage Transferee or its designee.

(b)           All reasonable costs and expenses incurred in connection with the delivery of the Servicing Files and the other necessary data to the Released Mortgage Transferee or its designee shall be paid by the Released Mortgage Transferee from its own funds without reimbursement therefor within fifteen (15) Business Days upon receipt of an invoice from the Subservicer. The Released Mortgage Transferee shall be responsible for the delivery of all required transfer notices pursuant to the Trust Agreement and will send a copy of the transfer notices to the Servicer, the Master Servicer and the Trustee.

(c)           Notwithstanding the foregoing provisions of this Section 8.04, the NIMS Insurer may, at its option, elect to purchase any Distressed Mortgage Loan at a price equal to its Purchase Price. Any such purchase of a Distressed Mortgage Loan shall be accomplished by remittance to the Servicer for deposit in the Collection Account established pursuant to Section 4.01 of the Trust Agreement of the amount of the Purchase Price. The Subservicers on behalf of the Trustee shall immediately effectuate the conveyance of such Distressed Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all Servicing Files and other related documentation to the NIMS Insurer.

(d)           No termination fee shall be payable to the Subservicer upon a termination pursuant to this Section 8.04.

ARTICLE IX.

MISCELLANEOUS PROVISIONS

Section 9.01.           Successor to the Subservicer.

Simultaneously with the termination of the Subservicer’s responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 6.04, 7.03, 8.01 or 8.02, the Servicer or the Master Servicer shall (i) within 90 days of the Subservicer’s notice of such termination, succeed to and assume all of the Subservicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Subservicer under this Agreement simultaneously with the termination of the Subservicer’s responsibilities, duties and liabilities under this Agreement; or (b) pursuant to a termination under Section 8.02(iii) or Section 8.03 or 8.04, the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Subservicer under this Agreement simultaneously with the termination of the Subservicer’s responsibilities, duties and liabilities under this Agreement. Any successor to the Subservicer shall be subject to the approval of the Servicer, the Master Servicer and the NIMS Insurer. Any approval of a successor servicer by the Servicer, the Master Servicer and the NIMS Insurer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Servicer, the Master Servicer, the NIMS Insurer, the Seller and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. In connection with such appointment and assumption, the Servicer, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Subservicer under this Agreement. In the event that the Subservicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Subservicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Subservicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Servicer, the Master Servicer, the Trustee, the NIMS Insurer and the Seller under Sections 6.02, 6.03 and 6.04, it being understood and agreed that the provisions of such Sections 6.01, 6.02, 6.03 and 6.04 shall be applicable to the Subservicer notwithstanding any such resignation or termination of the Subservicer, or the termination of this Agreement. Neither the Servicer or the Master Servicer, in its capacity as successor servicer, nor any other successor servicer shall be responsible for the lack of information and/or documents that it cannot otherwise obtain through reasonable efforts.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Subservicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of any Mortgage Notes and the related documents. The Subservicer shall cooperate with the Trustee, the Servicer, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Subservicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Subservicer, the Servicer, the Master Servicer, the NIMS Insurer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 and provide for the same remedies set forth in Sections 6.02, 6.03 and 6.04 herein and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Subservicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Subservicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01, 8.02, 8.03 or 8.04 shall not affect any claims that the Seller, the Servicer, Master Servicer, the NIMS Insurer or the Trustee may have against the Subservicer arising out of the Subservicer’s actions or failure to act prior to any such termination or resignation. In addition, in the event any successor servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

The Subservicer shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Subservicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer.

Upon a successor’s acceptance of appointment as such, it shall notify the Trustee, the Seller, the Servicer and Master Servicer, the NIMS Insurer and the Depositor of such appointment in accordance with the procedures set forth in Section 9.04.

Section 9.02.           Costs.

The Seller shall pay the legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by (i) the terminated or resigning servicer if such termination or resignation is a result of an occurrence of a termination event under Section 8.01 or a Trigger Event under Section 8.03, (ii) the related Seller if such termination is pursuant to Section 8.02(iii) and (iii) in all other cases by the Trust Fund. Subject to Section 2.02, the Seller, on behalf of the Depositor, shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

Section 9.03.           Protection of Confidential Information.

The Subservicer shall keep confidential and shall not divulge to any party, without the Seller’s prior written consent, any nonpublic information pertaining to the Mortgage Loans or any borrower thereunder, except to the extent that it is appropriate for the Subservicer to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or as is necessary to perform its obligations under this Agreement.

Section 9.04.           Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

(i)	if to the Seller:

Lehman Brothers Holdings Inc.
745 Seventh Avenue, 7th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2006-GP2
Telephone: (212) 526-7000
Facsimile: (212) 526-8950

(ii)	if to the Subservicer:

GMAC Mortgage Corporation
100 Witmer Road
Horsham, PA 19044
Attention: Wes Howland

(iii)	if to the Master Servicer:

Aurora Loan Services LLC
327 Inverness Drive South
Englewood, Colorado 80112
Attention: E. Todd Whittemore
Telephone: (720) 945-3422
Facsimile: (720) 945-3123

(iv)	if to the Servicer:

Aurora Loan Services LLC
327 Inverness Drive South
Englewood, Colorado 80112
Attention: E. Todd Whittemore
Telephone: (720) 945-3422
Facsimile: (720) 945-3123

(v)	if to the Trustee:

U.S. Bank National Association
One Federal Street
EX-MA-FED
Boston, Massachusetts 02110
Attention: LXS 2006-GP2

(v)	if to the NIMS Insurer:

as provided in the Trust Agreement.

Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

Section 9.05.           Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.06.           No Personal Solicitation.

From and after the Closing Date, the Subservicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Subservicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any related Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Trustee. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Trustee pursuant hereto on the Closing Date and the Subservicer shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Subservicer or any affiliate of the Subservicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, messages contained on the Subservicer’s voice response unit (on a non-targeted basis), web page, monthly account statements provided to Mortgagors (on a non-targeted basis), radio and television advertisements shall not constitute solicitation under this Section 9.06.

Section 9.07.           Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 9.08.           Place of Delivery and Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.09.           Further Agreements.

The Seller and the Subservicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

The Seller will provide at least five business days notice to the Subservicer of any subsequent NIMS Transaction that will involve a NIMS Insurer. Such notification will provide the name of the NIMS Insurer and the address for notifications. The Subservicer will not be required to report to such NIMS Insurer until 60 days following such notification.

Section 9.10.           Intention of the Parties.

It is the intention of the parties that the Seller is conveying, and the Subservicer is receiving only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans (other than the servicing rights) and all rights related thereto.

Section 9.11.           Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Subservicer, the Seller, the NIMS Insurer, the Servicer and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Subservicer to a third party except in accordance with Section 7.02 and shall not be assigned, pledged or hypothecated by the Seller without the prior written consent of the NIMS Insurer except as to the extent provided in Section 9.12.

Section 9.12.           Assignment by the Seller.

The Seller shall assign (exclusive of the Seller’s rights arising under Section or the Subservicer’s rights under Section 8.02(iii) or 8.03), its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement.

Section 9.13.           Amendment.

This Agreement may be amended from time to time by the Subservicer and the Seller, with (i) the prior written consent of the Trustee and the NIMS Insurer and (ii) the written agreement signed by the Servicer, the Master Servicer, the Seller and the Subservicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Seller with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel requested by the Trustee, the NIMS Insurer, the Servicer, the Master Servicer and the Seller in connection with any such amendment may rely expressly on such confirmation as the basis therefore); provided, however, this Agreement may be amended by the Subservicer, the Seller, the Servicer, the Master Servicer and the Trustee from time to time without the delivery of an Opinion of Counsel described above to the extent necessary, in the judgment of the Seller and its counsel, to comply with any rules promulgated by the Commission and any interpretations thereof by the staff of the Commission.

Section 9.14.           Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced and is consented to by the NIMS Insurer.

Section 9.15.           Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 9.16.           Intended Third Party Beneficiaries.

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Depositor, the Trustee and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Subservicer shall have the same obligations to the Depositor, the Trustee and the NIMS Insurer as if they were parties to this Agreement, and the Depositor, the Trustee and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Subservicer shall only take direction from the Servicer and the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Depositor, the Trustee, the Servicer and the Master Servicer hereunder (other than the right to indemnification) shall terminate upon the termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other than the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

Section 9.17.           General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)           references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)           the term “include” or “including” shall mean by reason of enumeration.

Section 9.18.           Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

* * * * * * *

IN WITNESS WHEREOF, the Subservicer, the Seller, the Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS HOLDINGS INC.
As Seller

By:  __________________________
Name: Ellen Kiernan
Title: Authorized Signatory

GMAC MORTGAGE CORPORATION
Subservicer

By:  __________________________
Name:
Title:

AURORA LOAN SERVICES LLC
As Servicer

By: __________________________
Name: Bridget T. Peck
Title: Vice President

AURORA LOAN SERVICES LLC
As Master Servicer

By: __________________________
Name: Linda A. Sherman
Title: Senior Vice President

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION
As Trustee

By: __________________________
Name: Vaneta I. Bernard
Title: Vice President

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[Intentionally Omitted]

A-1

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

______________ __, ____

To:	______________________

______________________

______________________
(the “Depository”)

As Servicer under the Securitization Subservicing Agreement dated as of May 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as “GMAC Mortgage Corporation, as subservicer for Aurora Loan Services LLC, in trust for U.S. Bank National Association, as Trustee for Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP2.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

AURORA LOAN SERVICES LLC
Servicer

By:_______________________________________
Name:_____________________________________
Title:______________________________________
Date:______________________________________

B-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

__________________________________________
Depository

By:_______________________________________
Name:_____________________________________
Title:______________________________________
Date:______________________________________

B-2

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

______________ ___, ____
To:	______________________

______________________

______________________
(the “Depository”)

As Servicer under the Securitization Subservicing Agreement dated as of May 1, 2006 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as “GMAC Mortgage Corporation, as subservicer for Aurora Loan Services LLC, in trust for U.S. Bank National Association, as Trustee for the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP2, and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Subservicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

AURORA LOAN SERVICES LLC
Servicer

By:_______________________________________

Name:_____________________________________

Title:______________________________________

Date:______________________________________

C-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

__________________________________________
Depository

By:_______________________________________

Name:_____________________________________

Title:______________________________________

Date:______________________________________

C-2

EXHIBIT D-1

FORM OF MONTHLY REMITTANCE ADVICE

FIELD NAME	DESCRIPTION	FORMAT

INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL, REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

D-1-1

EXHIBIT D-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Data Field	Format			Data Description
% of MI coverage	NUMBER(6,5)			The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)			Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)			Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)			The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)			Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)			Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)			Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)			Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2)	7= Chapter 7 filed 12= Chapter 12 filed	11= Chapter 11 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2)	Y=Active Bankruptcy	N=No Active Bankruptcy	Subservicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)			The court assigned case number of the bankruptcy filed by a party with interest in the property.
MI claim amount paid	NUMBER(15,2)			The amount paid to the servicer by the PMI company as a result of submitting an MI claim.

D-2-1

MI claim funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)			Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)			Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)			Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)			Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)			Actual date of receipt of an REO offer.
Delinquency value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)			Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2)	Y= 90+ delinq. Not in FC, Bky or Loss mit	N=Less than 90 days delinquent	Subservicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2)	Y=Active foreclosure	N=No active foreclosure	Subservicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)
Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Foreclosure attorney referral date	DATE(MM/DD/YYYY)			Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)			Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)			Date that foreclosure valuation amount was completed by vendor or property management company.

D-2-2

Foreclosure valuation source	VARCHAR2(80)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)
Number that is assigned individually to the loan by either HUD or VA at the time of origination. The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)			Actual date that the foreclosure sale was held.
Subservicer loan number	VARCHAR2(15)			Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2)	1=FHA Residential 3=Conventional w/o PMI 5=FHA Project 7=HUD 235/265 9=Farm Loan S=Sub prime	2=VA Residentia 4=Commercial 6=Conventional w/PMI 8=Daily Simple Interest Loan U=Unknown	Type of loan being serviced generally defined by the existence of certain types of insurance (i.e.: FHA, VA, conventional insured, conventional uninsured, SBA, etc.).
Loss mit approval date	DATE(MM/DD/YYYY)			The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2)	Y= Active loss mitigation	N=No active loss mitigation	Subservicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)			The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.

D-2-3

Loss mit type	VARCHAR2(2)	L= Loss Mitigation NP=Pending non-performing sale DI= Deed in lieu MO=Modification SH=Short sale	LT=Litigation pending CH= Charge off FB= Forbearance plan PC=Partial claim VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)			Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Date that the loss mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)			A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)			The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1)	O=Owner occupied U=Unknown	T=Tenant occupied V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
First Vacancy date/ Occupancy status date	DATE(MM/DD/YYYY)			The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)			Amount of the contractual obligations (i.e.: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)			Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)			Date that the contractual obligations (i.e.: note and mortgage/deed of trust) of the mortgagor was executed.

D-2-4

FHA Part B funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011B claim.
Post petition due date	DATE(MM/DD/YYYY)			The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2)	1= Excellent 3=Average 5=Poor	2=Good 4=Fair 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type	VARCHAR2(2) 3=Condo 6=Prefabricated 7=Mobile home A=Church O=Co-op CT=Condotel	1=Single family 4=Multifamily B=Commercial U=Unknown P=PUD M=Manufactured housing MU=Mixed use	2=Town house 5=Other C=Land only D=Farm R=Row house 24= 2-4 family	Type of property secured by mortgage such as: single family, 2-4 unit, etc.

D-2-5

Reason for default	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower

002=Illness of principal mtgr
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration
Cause of delinquency as identified by mortgagor.
REO repaired value	NUMBER(10,2)			The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO list price adjustment amount	NUMBER(15,2)			The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)			The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)			The value of the property without making any repairs as determined by the vendor/property management company.
REO actual closing date	DATE(MM/DD/YYYY)			The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7)	Y=Active REO	N=No active REO	Subservicer defined indicator that identifies that the property is now Real Estate Owned.
REO original list date	DATE(MM/DD/YYYY)			The initial/first date that the property was listed with an agent as an REO.

D-2-6

REO original list price	NUMBER(15,2)			The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)			The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.
REO sales price	NUMBER(10,2)			Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)			The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)			Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)			The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)			The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)			The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)			The date that both the mortgagor and servicer agree to the terms of a forbearance or repayment plan.
SBO loan number	NUMBER(9)			Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)			The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only).
Title approval letter received date	DATE(MM/DD/YYYY)			The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)			The actual date that the title package was submitted to either HUD or VA.

D-2-7

VA claim funds received date	DATE(MM/DD/YYYY)			The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)			The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)			The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)			The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)			Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)			U.S. postal zip code that corresponds to property location.
FNMA Delinquency status code	VARCHAR2(3) 24=Drug seizure 28=Modification 31=Probate 44=Deed-in-lieu 62=VA no-bid 65=Ch. 7 bankruptcy	09=Forbearance 26=Refinance 29=Charge-off 32=Military indulgence 49=Assignment 63=VA Refund 66=Ch. 11 bankruptcy	17=Preforeclosure sale 27=Assumption 30=Third-party sale 43=Foreclosure 61=Second lien considerations 64=VA Buydown 67=Ch. 13 bankruptcy	The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan (i.e.: 65, 67, 43 or 44).

D-2-8

FNMA delinquency reason code	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration

002=Illness of principal mtgr
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower
The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.
Suspense balance	NUMBER(10,2)	Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)	Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)	Unique number assigned to a group of loans in the servicing system.

D-2-9

EXHIBIT D-3

FORM OF LOAN LOSS REPORT

Final Report Field Heading	Definition	Format
Subservicer Cut Off Date	Reporting cycle cut off date	DATE(MM/DD/YYYY)
Subservicer Loan Number	Individual number that uniquely identifies loan as defined by servicer.	VARCHAR2(15)
Investor Loan Number	Individual number that uniquely identifies loan as defined by Aurora Master Servicing.	NUMBER(9)
Subservicer Customer Number	Unique number assigned to each servicer	NUMBER(3)
Investor ID	Unique number assigned to a group of loans in the servicing system.	NUMBER (10,2)
Resolution Type	Description of the process to resolve the delinquency. Ex. Foreclosure, Short Sale, Third Party Sale, Deed In Lieu, etc.	VARCHAR2(15)
Resolution Date	Date the process described in Resolution Type was completed.	DATE(MM/DD/YYYY)
Liquidation Date	Date the loan was liquidated on the servicers servicing system.	DATE(MM/DD/YYYY)
REO Sale Date	Actual date that the sale of the REO property closed escrow.	DATE(MM/DD/YYYY)
Title Date	Date clear title was recorded.	DATE(MM/DD/YYYY)
MI Percent	Percent of coverage provided by the PMI company in the event of loss on a defaulted loan.	NUMBER(6,5)
First Legal Date	Actual date that foreclosure counsel filed the first legal action as defined by state statute.	DATE(MM/DD/YYYY)
Bankruptcy 1 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 1 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)
Bankruptcy 2 Filing Date	Actual date the bankruptcy petition is filed with the court.	DATE(MM/DD/YYYY)
Bankruptcy 2 Relief Date	Actual date the Discharge, Dismissal or Relief Order is entered in the bankruptcy docket.	DATE(MM/DD/YYYY)

D-3-1

Foreclosure Fees	Amount paid to the Foreclosure Attorney for performing his service.	NUMBER(10,2)
Foreclosure Costs	Amount incurred as part of the foreclosure process.	NUMBER(10,2)
Bankruptcy Costs	Amount incurred related to a bankruptcy filing involving the borrower or subject property.	NUMBER(10,2)
Eviction Costs	Amount incurred related to the eviction process.	NUMBER(10,2)
Appraisal Costs	Amount incurred to acquire a value for the subject property.	NUMBER(10,2)
Preservation Costs	Amount incurred to preserve and secure the property.	NUMBER(10,2)
Utility Costs	Amount incurred for utilities at the property.	NUMBER(10,2)
HOA Costs	Amount paid to the Home Owners Association to maintain the property dues.	NUMBER(10,2)
Other Costs	Amount of Miscellaneous Expenses incurred during the default process.	NUMBER(10,2)
Interest on Advances	Interest paid by HUD/VA or MI on the amounts advanced related to the liquidation of the property.	NUMBER(10,2)
Hazard Refunds	Amount of refunds of Hazard Premiums paid.	NUMBER(10,2)
Real Estate Taxes	Amount of any taxes paid during the default process.	NUMBER(10,2)
Hazard Premiums	Amount paid for Hazard Insurance on the property held as collateral for the mortgage.	NUMBER(10,2)
MI Premiums	Amount paid for Mortgage Insurance related to the mortgage loan.	NUMBER(10,2)
Other Escrow	Miscellaneous Expenses incurred from the escrow account during the default process.	NUMBER(10,2)
Sales Proceeds	Funds received in connection with the sale of the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Initial Claim Proceeds	Funds received in connection with the conveyance of the property to the insuring agency (Positive Number).	NUMBER(10,2)
Final Claim Proceeds	Claim funds received from the insuring agency (HUD/VA).	NUMBER(10,2)

D-3-2

Other Proceeds	Miscellaneous funds received in connection with the property held as collateral for the mortgage loan (Positive Number).	NUMBER(10,2)
Escrow Balance	Any positive balance remaining in the escrow account.	NUMBER(10,2)
Replacement Reserve Bal	Amount of funds held in the Replacement Reserve account (Positive Number).	NUMBER(10,2)
Restricted Escrow Bal	Amount of funds held in the Restricted Escrow account.	NUMBER(10,2)
Suspense Balance	Amount of funds held in the Suspense account (Positive Number).	NUMBER(10,2)
Subservicer Retained Loss
The total amount of the Gross Final Actual (Loss)/Gain the servicer will take, due to Interest/Expense Curtailments by HUD/VA (This would include Advances not claimed to HUD/VA or MI due to servicer error) (Positive Number).
NUMBER(10,2)

D-3-3

EXHIBIT E

FORM OF ANNUAL CERTIFICATION

Re:
The Securitization Servicing Agreement dated as of May 1, 2006 (the “Agreement”), by and among GMAC Mortgage Corporation (the “Subservicer”), Lehman Brothers Holdings Inc., as seller (the “Seller”), Aurora Loan Services LLC, as servicer (the “Servicer”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and acknowledged by U.S. Bank National Association, as Trustee (the “Trustee”).

I, [identify the certifying individual], the [title] of the Subservicer, certify to the Trustee, the Servicer, the Master Servicer and Structured Asset Securities Corporation (the “Depositor”), and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Subservicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Subservicer during 200[ ] that were delivered by the Subservicer to any of the Depositor, the Servicer, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Servicer, the Master Servicer and the Trustee;

(4)           I am responsible for reviewing the activities performed by the Subservicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Subservicer has fulfilled its obligations under the Agreement in all material respects; and

E-1

(5)           The Compliance Statement required to be delivered by the Subservicer pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Subservicer and by any Third Party Subservicer or Subcontractor pursuant to the Agreement, have been provided to the Depositor, the Servicer, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Servicer, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

GMAC MORTGAGE CORPORATION

By: ________________________________
Name:
Title:

E-2

EXHIBIT F

LXS 2006-GP2 TRUST AGREEMENT

See Exhibit 4.1

F-1

EXHIBIT G

FANNIE MAE GUIDE NO. 95-19

ANNOUNCEMENT

Reference
•	Selling	This announcement amends the guide(s) indicated.
•	Servicing	Please keep it for reference until we issue a formal change.

Subject              “Full-File” Reporting to Credit Repositories

Part IV, Section 107, of the servicing Guide currently requires servicers to report only 90-day delinquencies to the four major credit repositories. To ensure that the repositories have up-to-date information for both servicing and origination activity, we have decided to begin requiring -- as of the month ending March 31, 1996 -- servicers to provide the credit repositories a “full-file” status report for the mortgages they service for us.

“Full-file” reporting requires that servicers submit a monthly report to each of the credit repositories to describe the exact status for each mortgage they service for us. The status reported generally should be the one in effect as of the last business day of each month. Subservicers may, however, use a slightly later cut-off date -- for example, at the and of the first week of a month -- to assure that payment corrections, returned checks, and other adjustments related to the previous month’s activity can be appropriately reflected in their report for that month. Statuses that must be reported for any given mortgage include the following: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, and charged-off. (The credit repositories will provide the applicable codes for reporting these statuses to them.) A listing of each of the major repositories to which “full-file” status reports must be sent is attached.

Subservicers are responsible for the complete and accurate reporting of mortgage status information to the repositories and for resolving any disputes that arise about the information they report. Subservicers must respond promptly to any inquiries from borrowers regarding specific mortgage status information about them that was reported to the credit repositories.

Subservicers should contact their Customer Account Team in their lead Fannie Mae regional office if they have any questions about this expanded reporting requirement.

Robert J. Engeletad
Senior Vice President - Mortgage and Lender Standards

11/20/95

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FANNIE MAE GUIDE 95-19

ATTACHMENT 1

ANNOUNCEMENT

Major Credit Repositories

A “full-file” status report for each mortgage serviced for Fannie Mae must be sent to the following repositories each month (beginning with the month ending March 31, 1996):

Company	Telephone Number
Consumer Credit Associates, Inc.	Call (713) 595-1190, either extension
950 Threadneedle Street, Suite 200	150, 101, or 112, for all inquiries.
Houston, Texas 77079-2903

Equifax
Members that have an account number
may call their local sales representative
for all inquiries; lenders that need to
set up an account should call (800) 685-5000
and select the customer assistance option.

TRW Information Systems & Services	Call (800) 831-5614 for all inquiries,
601 TRW Parkway	current members should select option 3;
Allen, Texas 75002	lenders that need to set up an account should select Option 4.

Trans Union Corporation	Call (312) 258-1818 to get the name of
555 West Adams	the local bureau to contact about setting
Chicago, Illinois 60661	up an account or obtaining other
information.

11/20/95

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EXHIBIT H

SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON
ASSESSMENT OF COMPLIANCE

The Subservicer shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”, as identified by a mark in the column titled “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Subservicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Subservicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Subservicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Subservicer’s records regarding the mortgage loans agree with the Subservicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT I

TRANSACTION PARTIES

Trustee: U.S. Bank National Association

Securities Administrator:

Master Servicer: Aurora Loan Services LLC

Credit Risk Manager:

PMI Insurer(s):

Interest Rate Swap Counterparty: IXIS Financial Products Inc.

Interest Rate Cap Counterparty:

Servicer: Aurora Loan Services LLC

Subservicer: GMAC Mortgage Corporation

Third Party Subservicer:

Originator(s): Countrywide Home Loans, Inc. and GreenPoint Mortgage Funding, Inc.

Custodian(s): U.S. Bank National Association

Seller: Lehman Brothers Holdings Inc.

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EXHIBIT J

FORM OF ANNUAL OFFICER’S CERTIFICATE

Via Overnight Delivery
[DATE]

To:

Aurora Loan Services LLC
327 Inverness Drive South, 3rd Floor
Englewood, Colorado 80112
Attention: Jerald W. Dreyer
(SASCO 2006-GP2)

RE:
Annual officer’s certificate delivered pursuant to Section 5.05 of that certain securitization servicing agreement, dated as of May 1, 2006 (the “Agreement”), by and among Lehman Brothers Holdings Inc., GMAC Mortgage Corporation, as subservicer (the “Subservicer”), Aurora Loan Services LLC, as servicer (the “Servicer”), and Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and acknowledged by U.S. Bank National Association, as Trustee, relating to the issuance of the Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2006-GP2

[_______], the undersigned, a duly authorized [_______] of [the Subservicer][Name of Third Party Subservicer], does hereby certify the following for the [calendar year][identify other period] ending on December 31, 20[__]:

1.	A review of the activities of the Subservicer during the preceding calendar year (or portion thereof) and of its performance under the Agreement for such period has been made under my supervision.

2.
To the best of my knowledge, based on such review, the Subservicer has fulfilled all of its obligations under the Agreement in all material respects throughout such year (or applicable portion thereof), or, if there has been a failure to fulfill any such obligation in any material respect, I have specifically identified to the Servicer, the Master Servicer, the Depositor and the Trustee each such failure known to me and the nature and status thereof, including the steps being taken by the Subservicer to remedy such default.

Certified By:

______________________________
Name:
Title:

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